      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 8, 1997

                                                REGISTRATION NO. 333-  O
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              --------------------

                             KLA-TENCOR CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                                  04-2564110
     ------------------------            ------------------------------------
     (STATE OF INCORPORATION)            (I.R.S. EMPLOYER IDENTIFICATION NO.)

                      160 RIO ROBLES, SAN JOSE, CALIFORNIA
                                     95134
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                              --------------------

     TENCOR INSTRUMENTS SECOND AMENDED AND RESTATED 1984 STOCK OPTION PLAN
       TENCOR INSTRUMENTS AMENDED AND RESTATED 1993 EQUITY INCENTIVE PLAN
        TENCOR INSTRUMENTS 1993 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN
              TENCOR INSTRUMENTS 1993 EMPLOYEE STOCK PURCHASE PLAN
    TENCOR INSTRUMENTS 1993 FOREIGN SUBSIDIARY EMPLOYEE STOCK PURCHASE PLAN
       1983 EMPLOYEE INCENTIVE STOCK OPTION PLAN OF PROMETRIX CORPORATION 1993 EMPLOYEE INCENTIVE STOCK OPTION PLAN OF PROMETRIX CORPORATION

                            (FULL TITLE OF THE PLAN)

                              LISA C. BERRY, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
           160 RIO ROBLES, SAN JOSE, CALIFORNIA 95134, (408) 434-4200
    (NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR
                                   SERVICE)

                              --------------------

                                    Copy to:

                            JUDITH M. O'BRIEN, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                 650 PAGE MILL ROAD, PALO ALTO, CA, 94304-1050
                                 (415) 493-9300

                        CALCULATION OF REGISTRATION FEE

=================================================================================================
                                                       Proposed         Proposed
                                                        Maximum         Maximum
                                        Amount         Offering        Aggregate      Amount of
     Title of Securities                to be            Price          Offering     Registration
       to be Registered             Registered (1)     Per Share         Price           Fee
-------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value        3,133,335       $45.875(1)    $143,741,743.13  $43,558.10


(1) Estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low price of the Registrant's stock as reported in the Nasdaq National Market on May 1, 1997.

                             KLA-TENCOR CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by KLA-Tencor Corporation (the "Company" or "Registrant") with the Securities and Exchange Commission:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1996 (File No. 000-09992) pursuant to
                 Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) (1) The Registrant's quarterly report on Form 10-Q for the quarter ended September 30, 1996 (File No. 000-09992) filed pursuant to Section 13 of the Exchange Act.

             (2) The  Registrant's quarterly report on Form 10-Q for the quarter ended December 31, 1996 (File No. 000-09992) filed pursuant to Section 13 of the Exchange Act.

             (3) The  Registrant's Current Report on Form 8-K dated January 14,
                 1997 (File No. 000-09992) filed pursuant to Section 13 of the Exchange Act.

             (4) The  Registrant's Current Report on Form 8-K dated April 15,
                 1997 (File No. 000-09992) filed pursuant to Section 13 of the Exchange Act.

         (c) The description of the Registrant's Common Stock as set forth in the Registration Statement filed by the Registrant on Form 8- A on March 29, 1989 (File No. 000-09992) pursuant to
                 Section 12(g) of the Exchange Act and any amendments or reports thereto filed with the Securities and Exchange Commission for the purpose of updating such description including Amendment No. 1 to Form 8-A filed September 25, 1995 and Amendment No. 2 to Form 8-A filed September 24, 1996.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "[a] corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor .
 . . [by reason of his service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

         The Company's Amended and Restated Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. The Amended and Restated Certificate of Incorporation also provides that no amendment or repeal of such provision shall apply to or have any effect on the right to indemnification permitted thereunder with respect to claims arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal whether asserted before or after such amendment or repeal.

         The Company's By-Laws provide that the Company shall indemnify to the full extent permitted by the DGCL each of its directors, officers, employees and other agents against expenses actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the Company.

         The Company has entered into indemnification agreements with its directors and executive officers and intends to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

              Not applicable

ITEM 8.  EXHIBITS.

        Exhibit
        Number                          Description
        -------   -------------------------------------------------------------------------
          4.1     Amended and Restated Certificate of Incorporation of the Registrant
          4.2     By-Laws of the Registrant, as amended
          4.3+    Amended and Restated Rights Agreement dated as of August 30, 1995 between the Registrant and The First National Bank of Boston, as Rights Agent
          5.1     Opinion of counsel as to legality of securities being registered
         10.1     Tencor Instruments Second Amended and Restated 1984 Stock Option Plan

         10.2     Tencor Instruments Amended and Restated 1993 Equity Incentive Plan
         10.3     Tencor Instruments 1993 Nonemployee Directors Stock Option Plan
         10.4     Tencor Instruments 1993 Employee Stock Purchase Plan
         10.5     Tencor Instruments 1993 Foreign Subsidiary Employee Stock Purchase Plan
         10.6     1983 Employee Incentive Stock Option Plan of Prometrix Corporation
         10.7     1993 Employee Incentive Stock Option Plan of Prometrix Corporation
         23.1     Consent of counsel (contained in Exhibit 5.1)
         23.2     Consent of Independent Accountants

         24.1     Power of Attorney (see page II-7)

          +       Incorporated by reference to the Registrant's report, filed
                  September 24, 1996, on Form 8-A/A Amendment No. 1 to the
                  Registration Statement on Form 8-A (File No. 000-09992).

ITEM 9.  UNDERTAKINGS.

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN JOSE, STATE OF CALIFORNIA, ON THIS 5TH DAY OF MAY, 1997.

                                      KLA-TENCOR CORPORATION

                                      By: /S/  KENNETH LEVY
                                          -----------------------------------
                                          KENNETH LEVY
                                          CHAIRMAN OF THE BOARD

                               POWER OF ATTORNEY

     KNOW ALL THESE PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Levy and Lisa C. Berry and each of them, jointly and severally, as his true and lawful attorneys-in-fact and agents, each with full power of substitution for him and in his name, place and stead in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

                     SIGNATURE                                      CAPACITY                          DATE
                     ---------                                      --------                          ----
 /s/ KENNETH LEVY                                   Chairman of the Board                          May 5, 1997
 -------------------------------------------------
         (Kenneth Levy)

 /s/ JON D. TOMPKINS                                Chief Executive Officer and Director           May 5, 1997
 -------------------------------------------------
         (Jon D. Tompkins)

 /s/ KENNETH L. SCHROEDER                           President and Director                         May 5, 1997
 -------------------------------------------------
         (Kenneth L. Schroeder)

 /s/ ROBERT J. BOEHLKE                              Chief Financial Officer                        May 5, 1997
 -------------------------------------------------
         (Robert J. Boehlke)

 /s/ JAMES W. BAGLEY                                Director                                       May 5, 1997
 -------------------------------------------------
         (James W. Bagley)

 /s/ EDWARD W. BARNHOLT                             Director                                       May 5, 1997
 -------------------------------------------------
         (Edward W. Barnholt)

 /s/ LEO J. CHAMBERLAIN                             Director                                       May 5, 1997
 -------------------------------------------------
         (Leo J. Chamberlain)

 /s/ RICHARD J. ELKUS, JR.                          Director                                       May 5, 1997
 -------------------------------------------------
         (Richard J. Elkus, Jr.)

 /s/ DEAN O. MORTON                                 Director                                       May 5, 1997
 -------------------------------------------------
         (Dean O. Morton)

 /s/ YOSHIO NISHI, PH.D.                            Director                                       May 5, 1997
 -------------------------------------------------
         (Yoshio Nishi, Ph.D.)

 /s/ SAMUEL RUBINOVITZ                              Director                                       May 5, 1997
 -------------------------------------------------
         (Samuel Rubinovitz)

 /s/ DAG TELLEFSEN                                  Director                                       May 5, 1997
 -------------------------------------------------
         (Dag Tellefsen)

 /s/ LIDA URBANEK                                   Director                                       May 5, 1997
 -------------------------------------------------
         (Lida Urbanek)

                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

             _____________________________________________________

                                    EXHIBITS

             _____________________________________________________

                       Registration Statement on Form S-8

                             KLA-TENCOR CORPORATION

                                  May 8, 1997

                               INDEX TO EXHIBITS


Exhibit Number                              Description
--------------   --------------------------------------------------------------------------------------------
     4.1         Amended and Restated Certificate of Incorporation of the Registrant
     4.2         By-Laws of the Registrant, as amended
     4.3+        Amended and Restated Rights Agreement dated as of August 30, 1995 between the Registrant and the First National Bank of Boston, as Rights Agent
     5.1         Opinion of counsel as to legality of securities being registered
    10.1         Tencor Instruments Second Amended and Restated 1984 Stock Option Plan
    10.2         Tencor Instruments Amended and Restated 1993 Equity Incentive Plan
    10.3         Tencor Instruments 1993 Nonemployee Directors Stock Option Plan
    10.4         Tencor Instruments 1993 Employee Stock Purchase Plan
    10.5         Tencor Instruments Foreign Subsidiary Employee Stock Purchase Plan
    10.6         1983 Employee Incentive Stock Option Plan of Prometrix Corporation
    10.7         1993 Employee Incentive Stock Option Plan of Prometrix Corporation
    23.1         Consent of counsel (contained in Exhibit 5.1)
    23.2         Consent of Independent Accountants
    24.1         Power of Attorney (see page II-7)

    +            Incorporated by reference to the Registrant's report, filed September 24, 1996, on
                 Form 8-A/A Amendment No. 1 to the Registration Statement on Form 8-A (File No. 000-09992)